Exhibit 99.2

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 445-8434
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES

2004 FOURTH QUARTER INVESTMENT ACTIVITY

Announces $70 Million of Acquisitions, $8.5 Million in Dispositions and

Strong Joint Venture Leasing Activity

Boston, MA...January 4, 2005...Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today announced acquisition, disposition and joint venture activity completed during the quarter ending December 31, 2004.

Acquisitions

Burlington Square Shopping Center, Burlington, Massachusetts

In early December 2004, Heritage acquired Burlington Square Shopping Center, an 86,290 square foot shopping center located in Burlington, Massachusetts.  The center, which is situated on approximately seven acres, is approximately 85% leased with seventeen tenants.  The property’s anchor tenants include national retailers Staples, Eastern Mountain Sports and Tower Records.  Burlington Square is located adjacent to the Burlington Mall in one of the busiest retail centers in the Metropolitan Boston market.  The demographics are excellent and include a population of approximately 169,000 and average household income of approximately $99,000 within a five-mile radius.

The purchase price for Burlington Square was $26.0 million, which the Company funded through a combination of borrowings under its unsecured line of credit, the assumption of mortgage indebtedness and the issuance of common units of limited partnership interests in one of its subsidiary operating partnerships.

The Market of Wolf Creek, Memphis, Tennessee

In late December, Heritage acquired The Market of Wolf Creek, a 470,000 square foot shopping center located in Memphis, Tennessee situated on approximately fifty acres.  Heritage acquired approximately 300,000 square feet of the 470,000 square foot center, which includes approximately 170,000 square feet of additional shadow space owned by Target (117,000 square feet) and other retailers.  Wolfcreek is approximately 92% leased with thirty tenants.  The property’s anchor tenants include national retailers Best Buy, Sports Authority, Office Depot and Walgreen’s.  In addition, Heritage acquired approximately six acres of land on which there is the ability to develop an additional approximately 50,000 square feet.  The center is located across the street from Wolfchase Galleria Mall in one of the most attractive retail corridors of Memphis.  The demographics are strong and include a population of approximately 120,000 and average household income of approximately $71,000 within a five-mile radius.

The purchase price for Wolf Creek was $44.0 million, with $2.5 million subject to satisfaction of future conditions.  The Company funded the purchase price through a combination of borrowings under its line of credit and the assumption of mortgage indebtedness.

“We are extremely pleased to have added two more high quality centers to our company,” commented Thomas C. Prendergast, Chairman, President and Chief Executive Officer.  “As with our two other acquisitions in 2004, we continue to execute on our long-term, core strategy of adding to our portfolio strong shopping centers with multiple retail anchors located in attractive markets.”

Mr. Prendergast added, “At the same time, we remain highly committed to our investment criteria and, while remaining focused on enhancing long-term portfolio growth and shareholder value, we take a conservative approach when pursuing acquisitions.  Consistent with this approach, we had also intended to acquire an additional grocer-anchored center during the quarter, but elected not to proceed with the transaction during due diligence.  Looking forward to 2005, we will continue to opportunistically and prudently pursue adding other centers to our portfolio consistent with our overall growth strategy.”

During 2004, the Company acquired four shopping centers, totaling approximately 950,000 square feet for approximately $152 million.

Dispositions

Garden Plaza Shopping Center, Franklin, Wisconsin

In early December, Heritage completed the sale of Garden Plaza Shopping Center, an 80,090 square foot shopping center located in Franklin, Wisconsin.  The sale price was approximately $5.0 million resulting in a gain of approximately $0.6 million.  The proceeds from the sale were used to partially pay down the Company’s line of credit.

Madison Plaza Shopping Center, Madison, Wisconsin

In late December, Heritage completed the sale of a portion of its Madison Plaza Shopping Center located in Madison, Wisconsin.  The Company sold approximately 75,000 square feet of the center to the City of Madison and retained the balance of the center, or approximately 54,000 square feet.  The space sold was formerly occupied by Flemings.  The sale price was approximately $3.5 million resulting in a gain of less than $10,000.  The proceeds from the sale were used to partially pay down the Company’s line of credit.

Mr. Prendergast added, “We continue to review our portfolio with a view toward taking advantage of opportunities to sell properties that are not a long-term fit within our core operating strategy.  Our two sales during the quarter represented opportunities to dispose of assets that did not meet our ownership criteria.  For example, our sale of a portion of our Madison Plaza Shopping Center allows us to permanently resolve a vacant location we recovered in Flemings’ bankruptcy.”

Joint Venture Activity

The Company also announced recent developments with respect to its Lakes Crossing development joint venture in Norton Shores (Muskegon), Michigan, a suburb of Grand Rapids.  As previously announced, Lakes Crossing will contain approximately 302,000 square feet of retail space, of which 210,000 square feet will be owned by the joint venture.  Lakes Crossing will be anchored by Kohl’s Department Stores (which owns its 88,000 square foot location) and will feature a mix of national and local retailers.  The joint venture has signed lease agreements with Circuit City, Catherine’s, Shoe Carnival, Johnny Carino’s,

Logan’s Roadhouse, Jo 2 Go and Quizno’s totaling 67,302 square feet.  The joint venture has also entered into letters of intent for leases with five additional national retailers totaling 66,450 square feet.

In November 2004, the joint venture obtained a $22 million construction loan from Key Bank, National Association, a portion of which was used to pay off the $9.2 million bridge loan provided by the Company in May 2004.  The Key Bank loan matures in November 2006 (subject to extension) and has been fully guaranteed by the Company.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”.  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  As of September 30, 2004, Heritage had a shopping center portfolio of 164 centers, located in 29 states and totaling approximately 33.2 million square feet of total gross leasable area, of which 27.9 million square feet is company-owned gross leasable area.  Heritage’s shopping center portfolio was approximately 92.1% leased as of September 30, 2004.

Heritage is headquartered in Boston Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results.  The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company’s shopping centers, including the Company’s tenants, real estate conditions, current and future bankruptcies of the Company’s tenants, execution of shopping center redevelopment programs, the Company’s ability to finance the Company’s operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, execution of joint venture opportunities, changes in economic, business, competitive market, leasing and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.